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                                                                     Exhibit 2.5

                                                                    EXHIBIT F TO
                                                          DISTRIBUTION AGREEMENT

                             SHORT-FORM ASSIGNMENT

     WHEREAS, PROVIDIAN CORPORATION, a Delaware corporation, having offices at 400 West Market Street, Louisville, Kentucky (the "ASSIGNOR"), has used in its business and is the owner of the entire right, title and interest in and to the trademarks set forth in the attached Exhibit A, and the goodwill appurtenant to said marks; and the United States Trademark Registrations and Applications for said marks;

     WHEREAS PROVIDIAN BANCORP, INC. is a Delaware corporation, having offices at 201 Mission Street, San Francisco, California (the "ASSIGNEE").

     WHEREAS ASSIGNEE is desirous of acquiring ASSIGNOR's entire right, title and interest in and to said trademarks, the appurtenant goodwill, the federal trademark registrations and applications for said marks and the rights at common law in and to said marks;

     WHEREAS ASSIGNOR desires to assign said trademarks, trademark registrations and trademark applications to ASSIGNEE so that they follow the associated business of SPINCO;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; ASSIGNOR hereby assigns, transfers and conveys to ASSIGNEE, it successors, legal representatives and assigns, ASSIGNOR's entire right, title and interest in and to each of the service marks identified in Exhibit A, the goodwill of the business appurtenant to and connected with the marks, the United States Trademark Registrations and Applications for said marks, and all rights at common law in the marks.

     IN WITNESS WHEREOF, ASSIGNOR has executed this Assignment by the hand of its duly authorized representative.

PROVIDIAN CORPORATION



By:                                       Dated:
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               , Its